UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

NRX PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NRx Pharmaceuticals, Inc.
1201 Orange Street, Suite 600
Wilmington, Delaware 19801

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 23, 2026

February 13, 2026

Dear Stockholder,

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of NRx Pharmaceuticals, Inc., a Delaware corporation (the “Company”) to be held on March 23, 2026, at 10:00 a.m., Eastern Time, in virtual-only format at https://www.cstproxy.com/nrxpharma/2026.

The attached Notice of Annual Meeting of Stockholders and the accompanying proxy statement (the “Proxy Statement”) describe the business we will conduct at the Annual Meeting and provide information about us that you should consider when you vote your shares.

At the Annual Meeting, we will ask stockholders to:

(1)

elect Chaim Hurvitz and Michael Taylor as Class I members of the Company’s Board of Directors (the “Board”), to serve until the 2028 annual meeting of stockholders or until the appointment, election, and qualification of their successors;

(2)	hold a non-binding advisory vote on the compensation of our named executive officers;

(3)	approve an amendment to the NRx Pharmaceuticals, Inc. 2021 Omnibus Incentive Plan;

(4)	ratify the selection of Weinberg & Company, P.A. as the Company’s independent auditors for the fiscal year ending December 31, 2025; and

(5)	transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors unanimously recommends a vote of “For” the matters considered at the Annual Meeting.

We hope you will be able to attend the Annual Meeting. When you have finished reading the Proxy Statement, you are urged to vote in accordance with the instructions set forth in the Proxy Statement. You may change or revoke your proxy at any time before it is voted at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail to ensure that your shares will be represented and voted at the Annual Meeting and the presence of a quorum.

Thank you for your ongoing support. We look forward to seeing you at our Annual Meeting.

Sincerely,

/s/ Johnathan Javitt

Jonathan Javitt, Chairman of the Board of Directors

NRx Pharmaceuticals, Inc.
1201 Orange Street, Suite 600
Wilmington, Delaware 19801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING DATE: MARCH 23, 2026

To the Stockholders:

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of NRx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held on March 23, 2026, at 10:00 a.m., Eastern Time, in virtual-only format at https://www.cstproxy.com/nrxpharma/2026 for the following purposes:

(1)

to elect Chaim Hurvitz and Michael Taylor as Class I members of the Company’s board of directors (the “Board”), to serve until the 2028 annual meeting of stockholders or until the appointment, election, and qualification of their successors;

(2)	to approve an amendment to the NRx Pharmaceuticals, Inc. 2021 Omnibus Incentive Plan;

(3)	to ratify the selection of Weinberg & Company, P.A. as the Company’s independent auditors for the fiscal year ending December 31, 2025;

(4)	to hold a non-binding advisory vote on the compensation of our named executive officers; and

(5)	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items are more fully described in the accompanying Proxy Statement, which forms a part of this Notice of Annual Meeting of Stockholders. As of the date of the Proxy Statement, we do not know of any other matters to be raised at the Annual Meeting other than those described in the Proxy Statement.

The Annual Meeting will be conducted in a virtual-only format. The Board believes that a virtual meeting will enable increased stockholder accessibility while allowing for meeting efficiency and reduced costs. You will be able to attend the Annual Meeting virtually, vote your shares, and submit your questions during the meeting by visiting https://www.cstproxy.com/nrxpharma/2026. Details regarding how to attend the Annual Meeting online are more fully described in the accompanying Proxy Statement.

Stockholders entitled to notice of and to vote at the Annual Meeting shall be determined as of the close of business on February 12, 2026, the record date fixed by our Board for such purpose. A list of stockholders of record will be available at the Annual Meeting and during the ten days prior to the Annual Meeting at the office of the Secretary at the above address. All stockholders are cordially invited to attend the Annual Meeting. You may change or revoke your proxy at any time before it is voted at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail to ensure that your shares will be represented and voted at the Annual Meeting and the presence of a quorum.

Thank you for your continued support of the Company. We look forward to seeing you at the Annual Meeting.

By Order of the Board,

/s/ Jonathan Javitt
Jonathan Javitt, Chairman of the Board of Directors,
Wilmington, Delaware
February 13, 2026

NRx Pharmaceuticals, Inc.

1201 Orange Street, Suite 600

Wilmington, Delaware 19801

(484) 254-6134

February 13, 2026

PROXY STATEMENT

This proxy statement (the “Proxy Statement”), the attached Notice of Annual Meeting of Stockholders (the “Notice”) and the enclosed proxy card are being mailed to stockholders of record on or about February 12, 2026 and are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of NRx Pharmaceuticals, Inc. (the “Company,” “we,” or “us”) for use at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on March 23, 2026, at 10:00 a.m., Eastern Time, in virtual-only format at https://www.cstproxy.com/nrxpharma/2026, and at any adjournments or postponements thereof. Although not part of this Proxy Statement, we are also sending along with this Proxy Statement, our Annual Report on Form 10-K, which includes our financial statements and related notes thereto for the fiscal year ended December 31, 2024 (as amended on Form 10-K/A, the “2024 Annual Report”).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 23, 2026

This Proxy Statement and our 2024 Annual Report are available for viewing, printing and downloading at www.nrxpharma.com.

Additionally, you can find a copy of our 2024 Annual Report on the website of the Securities and Exchange Commission (the “SEC”) at https://www.sec.gov, or in the “Financial Information” section of the “Investor Relations” section of our website at https://www.nrxpharma.com. You may also obtain a printed copy of our 2024 Annual Report, free of charge, from us by sending a written request to: Attention: Secretary, NRx Pharmaceuticals, Inc., 1201 Orange Street, Suite 600 Wilmington, Delaware 19801. Exhibits to the 2024 Annual Report will be provided upon written request and payment of an appropriate processing fee.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed below, you will be appointing Jonathan Javitt as your proxy. The proxy will vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares may be voted.

What is a proxy statement?

A proxy statement is a document that regulations of the SEC require that we give to you when we ask you to sign a proxy card to vote your shares at the Annual Meeting.

What am I voting on?

At the Annual Meeting, you will be asked to act upon the matters outlined in the Notice, which include the following:

(1)

the election Chaim Hurvitz and Michael Taylor as Class I members of the Company’s Board of Directors (the “Board”), to serve until the 2028 annual meeting of stockholders or until the appointment, election, and qualification of their successors (“Proposal 1”);

(2)	the approval of an amendment to the NRx Pharmaceuticals, Inc. 2021 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) (“Proposal 2”);

(3)	the ratification of the selection of Weinberg & Company, P.A. as the Company’s independent auditors for the fiscal year ending December 31, 2025 (“Proposal 3”);

(4)	the approval, on a non-binding advisory basis, of the compensation of our named executive officers (“Proposal 4”); and

(5)	the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

What happens if additional matters are presented at the Annual Meeting?

The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Only common stockholders of record as of the close of business on February 12, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, 31,872,340 shares of our common stock, $0.001 par value per share (the “Common Stock”), were issued and outstanding. Each share of common stock outstanding as of the Record Date will be entitled to one vote, and stockholders may vote such shares by voting online at the Annual Meeting or by proxy.

How can I access the virtual Annual Meeting?

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting virtually, vote your shares electronically and submit questions during the meeting by visiting https://www.cstproxy.com/nrxpharma/2026. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Instructions on how to participate in and attend the Annual Meeting virtually via the Internet, including instructions on how to demonstrate proof of ownership, will be posted at https://www.cstproxy.com/nrxpharma/2026.

What constitutes a quorum?

The holders of not less than one-third (⅓) of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, or represented by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Abstentions, withheld votes and “broker non-votes,” if any, will be included in the calculation of the number of shares considered to be present at the Annual Meeting to determine whether a quorum has been established.

Regardless of whether a quorum is present at the Annual Meeting, the vote of a majority of the shares entitled to vote at the Annual Meeting, represented in person virtually or by proxy, may adjourn the Annual Meeting to a later date or dates, without notice other than announcement at the Annual Meeting. If an adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the Annual Meeting.

How do I vote?

The proxy is solicited by the Board and is revocable by you any time before it is voted. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote online at the Annual Meeting, although the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. Any stockholder delivering a proxy has the right to revoke it by either (1) filing a written revocation with our Secretary at NRx Pharmaceuticals, Inc.,1201 Orange Street, Suite 600 Wilmington, Delaware 19801, (2) submitting a new proxy by telephone, Internet, or proxy card after the date of the previously submitted proxy, or (3) voting online at the Annual Meeting and voting by ballot. Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or withheld with respect to Proposal 1, voted for, against, or abstain with respect to Proposals 2, 3, and 4. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), or you have stock certificates registered in your name, you may vote:

●

By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board.

●	By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.

●	During the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at https://www.cstproxy.com/nrxpharma/2026.

Telephone and Internet voting facilities for stockholders of record will be available 24-hours a day and will close at 11:59 p.m. Eastern Time on March 22, 2026.

What if I change my mind after I return my proxy card?

Any stockholder delivering a proxy has the right to revoke it by either (1) filing a written revocation with our Secretary at NRx Pharmaceuticals, Inc., 1201 Orange Street, Suite 600 Wilmington, Delaware 19801, (2) submitting a new proxy by telephone, Internet, or proxy card after the date of the previously submitted proxy, or (3) voting online at the Annual Meeting and voting by ballot. Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Continental, our transfer agent, you are considered the stockholder of record with respect to those shares. The Notice has been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” A notice or Proxy Statement and voting instruction card have been forwarded to you by your nominee. As the beneficial owner of your shares, you must provide the bank, broker, or other holder of record with instructions on how to vote your shares, and can do so as follows:

●	By mail. Follow the instructions you receive from your broker or other nominee explaining how to vote your shares.

●	By Internet or by telephone. Follow the instructions you receive from your broker or other nominee to vote by Internet or telephone.

●	During the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at https://www.cstproxy.com/nrxpharma/2026.

What is a broker non-vote?

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter, or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the rules that govern how brokers may vote shares for which they have not received voting instructions from the beneficial owner, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. The ratification of independent registered public accountants, for example, is a “routine proposal.” Brokers and other nominees may not vote on “non-routine” proposals, such as the election of directors. Therefore, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote on Proposal 1, Proposal 2 and Proposal 3, no votes will be cast on such proposal on your behalf. If you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for any proposal.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet or telephone or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called “routine” matters where your broker has discretionary voting authority over your shares. Subject to the rules applicable to broker nominees concerning transmission of proxy materials to beneficial owners, only the ratification of independent registered public accountants is considered a “routine matter.” Accordingly, except for Proposal 3, brokers will not have such discretionary authority to vote your unvoted shares on any proposal at the Annual Meeting without receiving instructions from you. If you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for Proposal 1, Proposal 2 and Proposal 4.

How are abstentions and broker non-votes treated for purposes of the Annual Meeting?

The holders of not less than one-third (⅓) of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, or represented by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

All properly executed proxies returned in time to be cast at the Annual Meeting will be voted. If your shares are registered in your name, they will not be counted if you do not vote as described above. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares, the bank, broker or other holder of record will not have the authority to vote your unvoted shares on any proposal described in this proxy statement if it does not receive instructions from you. Accordingly, we encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

What vote is required to approve each proposal?

The following sets forth the vote required to approve the proposals and how votes are counted:

Proposal 1: Election of Class I Directors

The affirmative vote of a plurality of the votes cast is required to elect Chaim Hurvitz and Michael Taylor, the director nominees, as Class I members of our Board for a term ending at the 2028 annual meeting of stockholders or the appointment, election, and qualification of their successors. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for Proposal 1. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. You may also choose to withhold your vote.

Proposal 2: Approval of an Amendment to the Omnibus Incentive Plan

The affirmative vote of a majority of the votes cast is required for the approval of an amendment to the Omnibus Incentive Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for Proposal 2. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. You may also choose to withhold your vote.

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for Proposal 3. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Weinberg & Company, P.A. (“Weinberg”) as our independent registered public accounting firm for the year ending December 31, 2025, the (the “Audit Committee”) of our Board will reconsider its selection.

Proposal 4: Non-Binding Advisory Vote on Named Executive Officers

The affirmative vote of a majority of the votes cast is required for this proposal. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for Proposal 4. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. You may also choose to withhold your vote. The vote on Proposal 4 is a non-binding advisory vote.

If you hold your shares in street name, it is critical that you cast your vote for Proposal 1, Proposal 2 and Proposal 4. Your bank, broker, or other holder of record only has discretionary authority to vote any uninstructed shares on Proposal 3.

What happens if a director nominee is unable to stand for election?

Our Board of Directors may select a substitute nominee. If you have completed, signed and returned your proxy card, the proxy can vote your shares for the substitute nominee.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties except as may be necessary to meet legal requirements.

Who is being nominated for director?

The Class I director candidates nominated for election at the Annual Meeting are Chaim Hurvitz and Michael Taylor.

Why is the compensation proposal (Proposal 4) being included among the items to be considered at the Annual Meeting?

We have included the compensation proposal (Proposal 4) among the items to be considered at the Annual Meeting in order to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act.

Who is our independent registered public accounting firm and will they be represented at the Annual Meeting?

Salberg & Company, P.A. (“Salberg”) served as our independent registered public accounting firm auditing and reporting on our financial statements for the fiscal years ended December 31, 2024 and December 31, 2023. On November 20, 2025, the Audit Committee approved the engagement of Weinberg as our independent registered public accounting firm the fiscal year ending December 31, 2025. We do not expect that representatives of Weinberg will be present at the Annual Meeting.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days following the date of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amendment to the initial Form 8-K to disclose the final voting results within four business days after such final voting results are known.

Do I have any dissenters’ or appraisal rights or cumulative voting rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders have any dissenters’ or appraisal rights or cumulative voting rights with respect to the matter to be voted on at the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

Our Board is making this solicitation of proxies for the Annual Meeting. We will bear all costs of such solicitation, including the cost of preparing and distributing this Proxy Statement and the enclosed form of proxy, and the cost of hosting the virtual Annual Meeting. After the initial distribution of this Proxy Statement, proxies may be solicited by mail, telephone, or personally by our directors, officers, employees or agents. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

We have engaged Continental, our transfer agent, to host the virtual Annual Meeting and manage the production and distribution of this Proxy Statement. We expect to pay Continental approximately $20,000 for their services.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one copy of the proxy materials to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate proxy materials in the future, he or she may contact us by sending a request to our Secretary at NRx Pharmaceuticals, Inc., 1201 Orange Street, Suite 600 Wilmington, DE 19801. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other intermediary can request householding by contacting the intermediary or by contacting us at the above address or phone number.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the proxy materials to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the address or phone number set forth above.

May I access and receive proxy materials electronically?

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

If you are a stockholder of record, you can choose this option and save us the cost of producing and mailing these documents by visiting https://www.cstproxy.com/nrxpharma/2026, accessing your account information and following the instructions provided.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have further questions, or need additional materials, please feel free to contact our Secretary at NRx Pharmaceuticals, Inc., 1201 Orange Street, Suite 600 Wilmington, Delaware 19801.

PROPOSAL 1: ELECTION OF CLASS I DIRECTORS

Introduction

Our Board has nominated Chaim Hurvitz and Michael Taylor to serve as Class I members of our Board, with such terms to expire at the 2028 annual meeting of stockholders or until the appointment, election and qualification of their successors.

See “Executive Officer and Director Biographies” on page 21 for the nominees background and for the reasons the Board believes each nominee is qualified to serve as a member of the Board.

Penalties or Sanctions

Chaim Hurvitz and Michael Taylor have not been subject to:

(1)

any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(2)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

The foregoing, not being within the knowledge of the Company, has been furnished by the director nominee.

Vote Required

Our Bylaws provide for a plurality voting standard for the election of directors. This means that the director nominee with the most votes for a particular seat is elected for that seat. As a result, an abstention or a broker non-vote on Proposal 1 will not have any effect on the election of the Class I director nominee.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF CHAIM HURVITZ AND MICHAEL TAYLOR TO SERVE AS CLASS I MEMBERS OF THE BOARD FOR TERMS TO EXPIRE AT THE 2028 ANNUAL MEETING OF STOCKHODERS OR UNTIL THE APPOINTMENT, ELECTION, AND QUALIFICATION OF THEIR SUCCESSORS. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE OMNIBUS INCENTIVE PLAN

We maintain the Omnibus Incentive Plan. On February 10, 2026, our Board approved Amendment No. 1 (“Amendment No. 1”), subject to stockholder approval, to increase the annual “evergreen” share reserve.

The Board believes that stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and consultants of the Company and its subsidiaries upon whose judgment, initiative and efforts the company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

Amendment No. 1 is designed to increase the annual “evergreen” share reserve under the Omnibus Incentive Plan. A copy of the Omnibus Incentive Plan, as proposed to be amended by Amendment No. 1 is attached as Annex A to this Proxy Statement and is incorporated herein by reference.

Summary of Amendment No. 1

In addition to other conforming changes, the Omnibus Incentive Plan was amended to increase the annual automatic share increase from the lesser of (a) 1% of the total number of shares outstanding on the last day of the immediately preceding fiscal year, on a fully diluted basis assuming that all shares available for issuance under the Plan are issued and outstanding, or (b) such number of shares as determined by the Board, to the lesser of (a) 3,187,234 shares of common stock (b) 5% of the total number of shares outstanding on the last day of the immediately preceding fiscal year, on a fully diluted basis assuming that all shares available for issuance under the Plan are issued and outstanding, or (b) such number of shares as determined by the Board.

Rationale for Amendment No. 1

The Amendment No.1 was adopted to enhance the effectiveness and sustainability of the Company’s equity incentive program by ensuring that a sufficient pool of shares remains available for future equity awards. In particular, the increase to the annual automatic share increase is intended to provide the Company with greater flexibility to continue granting equity-based compensation in a manner that supports long-term value creation. The Company believes this change aligns the Omnibus Incentive Plan with current market practices among similarly situated companies and strengthens the Company’s ability to attract, retain, and motivate key employees, officers, directors, and consultants, while aligning their interests with those of the Company’s stockholders and supporting the Company’s long-term growth objectives.

Vote Required for Approval

A majority of the votes cast is required to approve Amendment No. 1 to the Omnibus Incentive Plan. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AMENDMENT NO. 1 TO THE OMNIBUS INCENTIVE PLAN.

PROPOSAL 3: RATIFICATION OF SELECTION OF AUDITORS

Introduction

On November 20, 2025 the Company appointed the firm Weinberg, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. For the fiscal years ended December 31, 2024 and December 31, 2023, Salberg served as our independent auditor. Salberg’s reports did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. KPMG LLP served as our independent auditor for the fiscal year ended December 31, 2022.

During the fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period up to and including the date of Weinberg’s engagement, there were no (i) disagreements between the Company and Salberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused Salberg to make reference to the subject matter of such disagreements in connection with its report on the Company’s consolidated financial statements, or (ii) “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended. On November 26, 2025, Salberg furnished a letter stating it read and agreed with the Company’s characterization of its reasons for dismissing Salberg.

During the fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period up to and including the date of Weinberg’s engagement, neither the Company nor anyone on its behalf has consulted Weinberg with respect to any accounting or auditing issues involving the Company. In particular, there was no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a disagreement, as described in Item 304 of Regulation S-K, with Salberg, or a “reportable event” as described in Item 304(a)(1)(v) of the Regulation S-K.

While our Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, our Board is requesting that the stockholders ratify this appointment. If the stockholders ratify this appointment, our Board, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in the best interests of our stockholders. If the stockholders do not ratify this appointment, our Board may reconsider, but might not change, its appointment. We do not expect representatives of Weinberg or Salberg to be present at the Annual Meeting.

The following table provides information regarding the fees billed to us by Salberg and KPMG LLP in the fiscal years ended December 31, 2024 and December 31, 2023:

	For the fiscal years ended
	December 31, 2024	December 31, 2023
Audit Fees, KPMG LLP(1)	$218,000	$593,000
Audit Fees, Salberg(1)	$250,600	$151,690
Audit Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees	—	—
Total Fees:	$468,600	$744,690

(1)	Audit Fees consist of audit of annual financial statements and review of quarterly financial statements.

(2)	Audit Related Fees consist of the review and consents associated with prospectus offerings.

(3)	Tax Fees consist of preparation fees associated with preparing corporate federal income tax returns.

Audit Committee Pre-Approval Policy and Procedures

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our Audit Committee is responsible for the appointment, compensation, and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee (or the chair if such approval is needed on a time urgent basis) pre-approves audit and permissible non-audit services provided by the independent registered public accounting firm. These services include audit services, audit-related services, tax services and other services.

Vote Required

The selection of our independent registered public accounting firm for the year ending December 31, 2025 will be ratified upon the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on this proposal. Abstentions will have no effect on the vote on such matter. However, brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. The ratification of the selection of Weinberg as our auditors for the year ending December 31, 2025 by our stockholders is not required under the DGCL, but the results of this vote will be considered by the Audit Committee in selecting auditors for future years.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF WEINBERG TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 4: NON-BINDING, ADVISORY VOTE ON THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

Section 14A of the Exchange Act, put in place by Section 951 of the Dodd-Frank Act requires the Company to seek a non-binding advisory vote from its stockholders to approve the compensation of its named executive officers (“Say on Pay” vote) as disclosed pursuant to Item 402 of Regulation S-K, and accompanying compensation tables and the related narrative disclosure in this Proxy Statement. Because the required vote is advisory, the result of the vote is not binding upon the Board.

We believe that executive compensation should be linked to the Company’s performance and aligned with the interests of the Company’s stockholders. In addition, executive compensation is designed to allow the Company to recruit, retain and motivate employees who play a significant role in the organization’s current and future success.

The compensation committee of the Company (the “Compensation Committee”) values the perspectives and concerns of our stockholders regarding executive compensation. The Compensation Committee has in the past and intends to continue to maintain in the future an open dialogue with stockholders to foster greater communication and transparency on our executive compensation programs.

Proposal

The Company is presenting this proposal, which gives you as a stockholder the opportunity to express your view on the compensation of our NEOs by voting for or against the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and other narrative executive compensation disclosures contained in the Company’s proxy statement for the 2025 Annual Meeting, is hereby APPROVED.”

As required by the Dodd-Frank Act, this vote does not overrule any decisions by our Board, will not create or imply any change to or any additional fiduciary duties of the Board.

We currently expect to hold future advisory votes on executive compensation every three years, and the next “say-on-pay” vote is expected to occur at the 2028 annual meeting of stockholders.

Position of the Board

The Compensation Committee believes that the executive compensation for the year ended December 31, 2024, is reasonable and appropriate, is justified by the performance of the Company and is the result of a carefully considered approach after taking into account feedback from our stockholders. Our executive compensation program is designed to attract, motivate and retain a highly qualified group of executives and maintain a close correlation between the rewards to the Company’s executives and the strategic success of the Company and the performance of its stock.

Effect of Vote

Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or the Board; however, we value stockholders’ opinions, and we will consider the outcome of the Say on Pay vote when determining future executive compensation agreements.

Vote Required for Approval

At least a majority of the votes cast is required to approve this resolution. Even though this vote will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADIVSORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CORPORATE GOVERNANCE

Our Board manages or directs the business and affairs of the Company, as provided by the Delaware General Corporation Law (the “DGCL”) and conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Compensation Committee and the nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”).

Our Board evaluates our corporate governance policies on an ongoing basis with a view towards maintaining the best corporate governance practices in the context of our current business environment and aligning our governance practices closely with the interest of our stockholders. Our Board and management value the perspective of our stockholders and encourage stockholders to communicate with the Board as described under the heading “Communications with the Board” below.

Classified Board of Directors

In accordance with our Second Amended and Restated Certificate of Incorporation (the “Charter”) and our Second Amended and Restated Bylaws (the “Bylaws”), our Board is divided into three classes with staggered, three year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire are elected to serve from the time of election and qualification until the third annual meeting of stockholders following election. Our directors are divided among the three classes as follows:

●	the Class I directors are Chaim Hurvitz and Michael Taylor, and their terms expires at the Annual Meeting;

●	the Class II director is Dennis McBride, Ph.D., and his term will expire at the 2026 annual meeting of stockholders; and

●	the Class III directors are Patrick J. Flynn and Jonathan Javitt, M.D., M.P.H., and their terms will expire at the 2027 annual meeting of stockholders.

Our Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of the Company. Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of our outstanding voting stock entitled to vote in the election of directors.

Director Independence

Our Board has determined that Messrs. Flynn, Hurvitz, McBride and Taylor are “independent directors” as defined in the Nasdaq Stock Market (“Nasdaq”) listing standards and applicable SEC rules.

Committees of the Board of Directors

Our Board directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and standing committees. Our Board has established the following three standing committees: Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. Our Board has adopted written charters for each of these committees, copies of which are available under the Corporate Governance section of our corporate website at www.nrxpharma.com. The information contained in, or accessible through, our website does not constitute a part of this Proxy Statement. We have included our website address in this Proxy Statement solely as an inactive textual reference.

The chart below reflects the standing committees of our Board and the composition of each committee as of the date of this Proxy Statement:

Committees
Director Name	Audit	Compensation	Nominating and Governance
Patrick J. Flynn	CC	CC
Chaim Hurvitz	X	X	X
Jonathan Javitt, M.D., M.P.H.
Dennis K. McBride, Ph.D.		X	CC
Michael Taylor	X		X

CC - Committee Chair

X – Member

Audit Committee

Our Audit Committee consists of Messrs. Flynn, Hurvitz, and Taylor, with Mr. Flynn serving as chair. Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Nasdaq rules require that our Audit Committee be composed entirely of independent members. Our Board has affirmatively determined that Messrs. Flynn, Hurvitz, and Taylor each meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 of the Exchange Act and the Nasdaq rules. Each member of our Audit Committee also meets the financial literacy requirements of Nasdaq listing standards. In addition, our Board has determined that each of Messrs. Flynn, Hurvitz, and Taylor qualifies as an “Audit Committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee met four times during the year ended December 31, 2024. Our Board has adopted a written charter for the Audit Committee. The complete text of the Audit Committee’s current charter is available on our website at www.nrxpharma.com.

Pursuant to its charter, the Audit Committee is primarily responsible for, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm their independence from management;

●	reviewing, with our independent registered public accounting firm, the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

●	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related person transactions; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Compensation Committee

Our Compensation Committee consists of Messrs. Flynn, Hurvitz, and McBride, with Mr. Flynn serving as chair. Our Board has affirmatively determined that Messrs. Flynn, Hurvitz, and McBride each meet the definition of “independent director” for purposes of serving on the Compensation Committee under the Nasdaq rules, including the heightened independence standards for members of a Compensation Committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. The Compensation Committee met two times during the year ended December 31, 2024. Our Board has adopted a written charter for the Compensation Committee. The complete text of the Compensation Committee’s current charter is available on our website at www.nrxpharma.com.

Pursuant to its charter, the Compensation Committee is primarily responsible for, among other things:

●

reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving, (either alone or, if directed by our Board, in conjunction with a majority of the independent members of the Board) the compensation of our Chief Executive Officer;

●	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;

●	reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans, policies and programs;

●	reviewing and approving all employment agreement and severance arrangements for our executive officers;

●	making recommendations to our Board regarding the compensation of our directors; and

●	retaining and overseeing any compensation consultants.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Messrs. McBride, Hurvitz and Taylor, with Dr. McBride serving as chair. Our Board has affirmatively determined that Messrs. McBride, Hurvitz and Taylor each meet the definition of “independent director” under the Nasdaq rules. The Nominating and Corporate Governance Committee did not meet during the year ended December 31, 2024. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee. The complete text of the Nominating and Corporate Governance Committee’s current charter is available on our website at www.nrxpharma.com.

Pursuant to its charter, the Nominating and Corporate Governance Committee is primarily responsible for, among other things:

●	identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;

●	overseeing succession planning for our Chief Executive Officer and other executive officers;

●	periodically reviewing our Board’s leadership structure and recommending any proposed changes to our Board;

●	overseeing an annual evaluation of the effectiveness of our Board and its committees; and

●	developing and recommending to our Board a set of corporate governance guidelines.

Risk Oversight

Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Audit Committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our Board believes its administration of its risk oversight function has not negatively affected our Board’s leadership structure.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve as a member of the Board or Compensation Committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Code of Business Conduct and Ethics

We adopted a written code of business conduct and ethics, our Business Code of Conduct and Anti-Corruption Policy (the “Code of Conduct”), that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The complete text of the Code of Conduct is available on our website at www.nrxpharma.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the Code of Conduct.

Director Attendance at Meetings

The Company encourages and expects all of its directors to attend the meetings of the Board. During the fiscal year ended December 31, 2024, the Board met four times. Each member of our Board attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she was a director), and (ii) the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Board Leadership Structure

The Company does not have a formal policy regarding whether to separate the Chairman and Principal Executive Officer positions. Our Board believes that the decision to combine or separate the Chairman and Principal Executive Officer positions depends on the facts and circumstances facing the Company at a given time and could change over time. Currently, Dr. Javitt serves as our Interim Chief Executive Officer, Principal Executive Officer (the “PEO”) and Chairman of the Board of the Company.

As the Company evolves, the Board will regularly evaluate the Board leadership structure to ensure it continues to meet the needs of the Company, and to ensure that it provides strong, independent oversight for our stockholders. In particular, as part of this evaluation, the Board will take under consideration the outcomes of the Board and committee self-evaluation process as well as other factors, including the current state of the Company’s strategy and operations, recent performance, market and industry factors and peer company practices.

Policies Governing Director Nominations

Securityholder Recommendations

Our Bylaws provide that nominations of any person for election to the Board at an annual meeting may be made at such meeting by a stockholder present in person virtually (A) who was a record owner of shares of the Company both at the time of giving the notice provided for in the Bylaws and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with the Bylaws as to such notice and nomination.

All stockholder recommendations for director candidates must be submitted to our Secretary at NRx Pharmaceuticals, Inc., 1201 Orange Street, Suite 600 Wilmington, DE 19801, who will forward all recommendations to the Nominating and Corporate Governance Committee. All stockholder recommendations for director candidates for the Annual Meeting must be submitted to our Secretary before January 26, 2026 and must include the following information:

●	the name and address of the stockholder (including, if applicable, the name and address that appear on the Company’s books and records);

●	the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned by the stockholder;

●

the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” that constitutes a “call equivalent position” and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Company;

●	the name and address of the proposed director candidate (including, if applicable, the name and address that appear on the Company’s books and records);

●	the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned by the proposed director candidate, if applicable;

●

all information relating to such proposed director candidate that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected);

●

a description of any direct or indirect material interest in any material contract or agreement between or among the stockholder, on the one hand, and each proposed director candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand; and

●	a completed and signed questionnaire, representation and agreement, as specified in the Bylaws.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Company’s Common Stock to file reports of ownership and changes of ownership of such securities with the SEC.

Based solely on a review of the reports received by the SEC, the Company believes that, during the fiscal year ended December 31, 2024, the Company’s officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a).

Communications with the Board

If you wish to communicate with any of our directors or the Board as a group, you may do so by writing to them at Name(s) of Director(s)/Board of Directors of NRx, Pharmaceuticals, Inc., c/o Secretary, NRx Pharmaceuticals, Inc., 1201 Orange Street, Suite 600 Wilmington, Delaware 19801.

We recommend that all correspondence be sent via certified U.S. Mail, return receipt requested. All correspondence received by the Secretary will be forwarded by the Secretary promptly to the addressee(s).

DIRECTORS AND EXECUTIVE OFFICERS

We have two (2) Class I directors with terms expiring at the Annual Meeting: Chaim Hurvitz and Michael Taylor Our Board has nominated Chaim Hurvitz and Michael Taylor to serve as Class I members of our Board until the 2028 annual meeting of stockholders or until the appointment, election, and qualification of their successors.

Information Regarding the Directors and Executive Officers

The following table sets forth, as of the date of this Proxy Statement, certain information regarding our current executive officers and directors who are responsible for overseeing the management of our business.

Name	Age	Position

Jonathan Javitt, M.D., M.P.H.	69	Chairman, Interim Chief Executive Officer and Chief Scientist
Riccardo Panicucci	65	Chief Manufacturing and Technology Officer
Joseph Casper	75	Chief Operating Officer
Michael Abrams	55	Chief Financial Officer and Treasurer
Patrick J. Flynn	77	Director
Chaim Hurvitz	65	Director
Dennis McBride	72	Director
Michael Taylor	51	Director

Executive Officer and Director Biographies

Jonathan Javitt, M.D., M.P.H. Dr. Javitt, founder of the Company, serves as our Chairman, Interim Chief Executive Officer and Chief Scientist. Dr. Javitt additionally served as the Company’s Chief Executive Officer (“CEO”) from May 2021 until March 2022 and was elected Chairman in December 2023. He was the Co-founder, Chairman, and CEO of NeuroRx, Inc., which merged with the Company in May 2021. He participated in leading drug and medical device development and commercialization projects for Allergan, Alcon, Eyetech, Merck, Novartis, Pfizer, and Pharmacia and has led the Company’s regulatory and clinical development efforts from their inception. He has played leadership roles in seven successful healthcare IT and biopharma start-up companies. He was appointed to healthcare leadership roles under President Ronald Reagan, George H.W. Bush, Clinton and George W. Bush. During the Reagan and Bush ‘41 administrations, he was designated as an Expert Consultant to the Department of Health and Human Services. President Clinton designated him as a Special Government Employee of the White House Executive Office of the President to serve on the 1993 Health Reform Task Force. Under President George W. Bush, he was commissioned to lead the Healthcare Committee of the President’s Information Technology Advisory Committee and to serve as a Special Employee of the Undersecretary of Defense. Dr. Javitt has published more than 200 scientific works in the areas of health outcomes and pharmacoeconomics that have been cited more than 31,000 times. Dr. Javitt holds an A.B. with Honors from Princeton University, an M.D. from Cornell University and a Masters of Public Health from the Harvard Chan School of Public Health which designated him an Alumnus of Merit. He continues to serve as an adjunct Professor of Ophthalmology at the Johns Hopkins School of Medicine and as a Senior Fellow of the Potomac Institute for Policy Studies.

We re-elected Dr. Javitt to serve as Chairman, based on his substantial practical experience and expertise in drug development and his prior leadership in multiple private and public sector organizations.

Riccardo Panicucci, PhD. Dr. Panicucci joined the Company in March 2018 and has served as our Chief Technology and Manufacturing Officer since January 2021. Dr. Panicucci previously served as VP of Pharmaceutical Development Services at WuXi STA from February 2015 to March 2018, where he provided scientific leadership in formulation development and GMP manufacturing. In that capacity, he developed the original formulation for NRX-101. From 2004 to 2015, Dr. Panicucci served as Global Head of Chemical and Pharmaceutical Profiling (CPP) at Novartis. Dr. Panicucci has also led R&D groups at Vertex Pharmaceuticals, Symbollon Pharmaceuticals, Biogen, and Bausch & Lomb. He earned a Ph.D. in Chemistry from the University of Toronto and did a Post-Doctoral Fellowship at the University of California, Santa Barbara.

Joseph Casper. Mr. Casper has served as our Chief Operational Officer since January 2026. Mr. Casper brings 35 years of experience in the healthcare industry to the Company’s leadership team. Prior to joining the Company, Mr. Casper has held various senior leadership positions. Mr. Casper has served in consulting leadership positions with Deloitte and First Consulting Group, where he advised large organizations and academic medical centers. His professional experience also includes work with major payer and provider organizations, including Kaiser Permanente and Anthem. He also worked extensively with academic medical centers such as the University Medical Center, Cleveland, Ohio. Mr. Casper is the co-inventor of an early medical record aggregation platform that ultimately scaled to serve more than 15 million patients. Between 2016 to 2021, he served on the board of directors of Ingine Inc., a healthcare artificial intelligence company. Since 2019, he has been serving on the board of directors of ThriveWell Tech, a company focused on senior living technologies. Further, since 2021, he has been serving on the board of directors of Touro University, supporting physician and nursing education through its Colleges of Osteopathic Medicine and Health and Human Services. Additionally, since 2022, he has been serving on the board of directors of SureTest, Inc., a company that develops and delivers intelligent test automation solutions for health systems and enterprise software environments. Between March 2023 and August 2025, Mr. Casper served as the Chief Strategy Officer of Ryte AI, artificial intelligence-powered healthcare data analytics platform. Previously, Mr. Casper served a two-year term as Chairman of the Leukemia Society, Northwest Chapter. His experience spans organizations ranging from early-stage companies to multi-billion-dollar enterprises.

Mr. Casper brings decades of healthcare industry experience as an executive, advisor and director, which is expected to add value in the ongoing development of the Company and planned growth of Hope Therapeutics.

Michael Abrams. Mr. Abrams has served as our Chief Financial Officer since November 2024. Prior to his appointment as our Chief Financial Officer, Mr. Abrams served as the Chief Financial Officer of Arch Therapeutics, Inc., a publicly traded biotechnology company, from May 2021 through January 2025, which he resigned from on February 3, 2025 after a brief transitional role. From February 2019 to April 2021, Mr. Abrams served as the Chief Financial Officer for RiseIT Solutions, Inc. where he helped return the business to profitability. From August 2009 to February 2019, Mr. Abrams served as the Chief Financial Officer of FitLife Brands, Inc., a publicly traded entity focused on the development of functional nutritional supplements to support an active, healthy lifestyle. Mr. Abrams earned his M.B.A. with Honors from the Booth School of Business at the University of Chicago and received his B.B.A. with Honors from the University of Massachusetts at Amherst as a William F. Field Alumni Scholar.

Patrick J. Flynn. Mr. Flynn has served as a member of our Board since May 2021, and is the Chair of our Audit Committee and Compensation Committee. Mr. Flynn previously served on the board of directors of NeuroRx, Inc., the predecessor to our company. and. Mr. Flynn is an entrepreneur with more than 35 years of senior executive experience. He has provided leadership to numerous successful organizations including start-ups and growth-stage companies and has served in a variety of roles, including Executive Chairman, board member, CEO, COO, CFO and advisor. Additionally, Mr. Flynn currently serves as an advisor to Good Measures where he was previously COO and responsible for the day-to-day operations of the company’s innovative approach to healthcare and nutrition services. Prior to joining Good Measures, Mr. Flynn was the co-founder of Predilytics, Inc. and served as Executive Chairman. Before joining Predilytics, Mr. Flynn contributed his expertise as COO and then as CEO to Health Dialog, where he helped build the business from an early-stage healthcare services organization and led its successful exit to BUPA, a global insurance company. Prior to this role, Flynn was a co-founder of Symmetrix, a management consulting firm specializing in healthcare and financial services. Mr. Flynn began his career with Bank of America where he held several positions over the course of 15 years, including Vice President of World Banking and Vice President of Risk Management. Mr. Flynn earned his B.S. in Finance from the Wharton School at the University of Pennsylvania.

We selected Mr. Flynn to serve on our Board because he brings to the Company over 30 years of audit compliance, entrepreneurship, business, and board experience.

Chaim Hurvitz. Mr. Hurvitz has served as a member of our Board since May 2021. Mr. Hurvitz served as a member of the board of directors of NeuroRx, Inc., the predecessor to our company, from May 2015. Mr. Hurvitz has served as the Chief Executive Officer of CH Health, a private venture capital firm, since May 2011. Mr. Hurvitz previously served as a member of the board of directors of Teva Pharmaceuticals Industries Ltd. from October 2010 to July 2014. Previously, he was a member of the senior management of Teva Pharmaceuticals Industries Ltd., serving as the President of Teva International Group from 2002 until 2010, as President and Chief Executive Officer of Teva Pharmaceuticals Europe from 1992 to 1999 and as Vice President - Israeli Pharmaceutical Sales from 1999 until 2002. Mr. Hurvitz is a founding investor and a director of Galmed Pharmaceuticals Ltd. Mr. Hurvitz presently serves as a member of the management of the Manufacturers Association of Israel and head of its pharmaceutical branch. Mr. Hurvitz holds a B.A. from Tel Aviv University.

We selected Mr. Hurvitz to serve as a director because he brings decades of pharmaceutical experience to the Board. In addition, Mr. Hurvitz brings international relationships to the Company that have, and will continue to add value to the execution of the Company’s business plan.

Dennis McBride, Ph.D. Dennis McBride, Ph.D., joined the Board in June 2024. Dr. McBride currently serves as the Chair of our Nominating and Corporate Governance Committee and has served as a research professor at Virginia Tech since May 2021. Dr. McBride has led numerous national and international initiatives in neuroscience and its interface with information technology, national security, and medical technology/drug development within the federal government, three of which are now multi-billion dollar enterprises. Dr. McBride also served as Director of the Acquisition and Innovation Research Center for the Department of Defense from February 2022 to February 2024, and as Vice President of Strategy and Innovation at Source America from December 2015 to December 2020. Dr. McBride began his career as a medical scientist in Naval Aviation and ergonomics and served in eight nationally prominent laboratories, including the Defense Advanced Research Projects Agency (DARPA), Naval Aerospace Medical Research Lab, Naval Research Lab, the Office of Naval Research, and the Naval Medical Research Institute. Upon retiring as a highly decorated senior officer (O-6), he assumed leadership of the Potomac Institute for Policy Studies, where he continues to serve as President Emeritus. Following his ten-year term, he was recruited back to the National Defense University to lead the Center for Technology and National Security Policy, culminating his government career as a Senior Executive-4 (Civilian equivalent to Rear Admiral/Vice Admiral). Dr. McBride has served as an adviser to Cabinet Secretaries, U.S. Congressional Committees, and to corporate C-Suite executives. His educational background includes formal enrollment at the University of Georgia, Naval Aerospace Medical Institute (flight surgeon school), the University of Southern California, the London School of Economics, and Harvard Business School, earning a Ph.D. in experimental psychology, four master’s degrees, and an additional postdoctoral education in aviation medicine, systems engineering science, and strategic disruption. He has published widely and was elected by faculty in 1999 to full professor. Dr. McBride has served at multiple universities in colleges of Arts & Sciences, Engineering, Public Policy, and Medicine. For the past 12 years, Dr. McBride has served as an adjunct Professor at Georgetown University School of Medicine and co-Director of Georgetown’s Regulatory Science Program.

We selected Dr. McBride to serve as a director because he brings decades of high-level science experience to the Board. In addition, Dr. McBride brings important new relationships to the Company that have, and will continue to add value to the execution of the Company’s business plan.

Michael Taylor. Michael Taylor was appointed to the Board in January, 2025. Mr. Taylor is a 25-year veteran in the global credit business, focused on special situations and capital formation, and currently serves as a consultant to Hope Therapeutics, Inc., a wholly-owned subsidiary of the Company. Mr. Taylor previously served as a Partner of the Adi Dassler International Family office wealth advisory firm from August 2016 to February 14, 2023, as Managing Director at Oppenheimer & Co. Inc. from June 2011 to August 2016, a New York-based full-service brokerage and investment bank, focusing on complex debt structuring and transactions and multijurisdictional capital formation, and as Managing Director of Institutional Fixed Income Trading and Alternative Investments at Stone & Youngberg LLC, a private investment firm, from July 2004 to June 2011. Mr. Taylor began his career with Morgan Stanley as a Bond Trader. Mr. Taylor holds a Bachelor of Science degree in Economics & International Relations from the London School of Economics.

Mr. Taylor brings decades of experience in the capital markets and capital formation, which is expected to add value in the ongoing development of the Company and planned growth of Hope Therapeutics.

Board Diversity Matrix

Pursuant to Rule 5606(f) of the Nasdaq Listing Rules, set forth below is certain information on each director’s voluntary self-identified characteristics, as of February 12, 2026.

Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors		5
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

EXECUTIVE COMPENSATION

The following summary compensation table and narrative disclosure sets forth information regarding all compensation awarded to, earned by, or paid to our Named Executive Officers, which consist of (a) any persons who served as our principal executive officer during any part of the year ended December 31, 2024; (b) each of our two most highly compensated executive officers other than our principal executive officer who served as executive officers at the end of the year ended December 31, 2024; and (c) up to two additional individuals for whom disclosure would have been provided under clause (b) but for the fact that the person was not serving as an executive officer at the end of the year ended December 31, 2024 (collectively, the “Named Executive Officers”).

Our “Named Executive Officers” for the year ended December 31, 2024 were (i) Jonathan Javitt, M.D., M.P.H., our Interim Chief Executive Officer, Chief Scientist and Chairman; (ii) Stephen H. Willard, our former Chief Executive Officer; (iii) Richard Narido, our former Chief Financial Officer; (iv) Michael Abrams, our Chief Financial Officer; and (v) Matthew Duffy, our Chief Business Officer.

2024 Summary Compensation Table

The following table presents information regarding the total compensation of our Named Executive Officers for the years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Jonathan Javitt(3)(4)(5)(6)	2024	575,000	250,000				825,000
Chief Executive Officer, Chief Scientist and Chairman	2023	602,755	-	-	-	27,443	630,198

Stephen Willard(7)	2024	395,833					395,833
Former Chief Executive Officer	2023	500,000					500,000

Michael Abrams(11)	2024	20,313					20,313
Chief Financial Officer	2023	-	-	-	-	-	-

Matthew Duffy(8)(9)	2024	338,000					338,000
Chief Business Officer	2023	60,000			99,000		159,000

Richard Narido(10)	2024	435,032					435,032
Former Chief Financial Officer	2023	255,015	-	-	43,000	-	298,015

(1)

Amount reflects the grant date fair value of restricted stock granted as an employee inducement award during 2024 or year 2023 as calculated in accordance with ASC Topic 718, See Note 10 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed on March 14, 2025 (the “2024 Form 10-K”) for information regarding the assumptions used in calculating these amounts.

(2)

Amount reflects the grant date fair value of stock options granted during fiscal year 2024 or fiscal year 2023 as calculated in accordance with ASC Topic 718, See Note 10 to the consolidated financial statements contained in the Company’s 2024 Form 10-K for information regarding the assumptions used in calculating these amounts.

(3)	For Fiscal 2023, All Other Compensation reflects reimbursement for legal fees incurred.

(4)

Dr. Javitt served as Chief Executive Officer of the Company until his retirement on March 8, 2022, at which time he assumed the role of Chief Scientist and remained as a member of the Board of Directors. Dr. Javitt was appointed as Chairman of the Board on December 19, 2023. Dr. Javitt was appointed Interim Chief Executive Officer on October 7, 2024 upon the resignation of Mr. Willard.

(5)	Amount reported reflects (i) $0 in base salary, (ii) $602,755 in consulting fees, and (iii) $27,443 in reimbursement for legal expenses for Fiscal 2023.

(6)	Amount reported reflects (i) $0 in base salary, and (ii) $575,000 in consulting fees for Fiscal 2024.

(7)	Mr. Willard was appointed Chief Executive Officer on July 12, 2022 and resigned effective October 7, 2024.

(8)

Amount reported reflects (i) $0 in base salary; (ii) $60,000 in consulting fees; and, (iii) the issuance of options to purchase up to 30,000 shares of Common Stock with a FMV of $99,000 in Fiscal 2023.

(9)	Amount reported reflects (i) $0 in base salary; and (ii) $338,000 in consulting fees.

(10)

Mr. Narido was appointed as Interim Chief Financial Officer in September 2023 through a consulting agreement with LifeSci Advisors. The amounts reflected above account for total payments to LifeSci Advisors inclusive of their mark up. Mr. Narido ceased to be the Interim Chief Financial Officer of the Company in connection with the appointment of Mr. Abrams as Chief Financial Officer on November 18, 2024.

(11)

Mr. Abrams joined the Company as its Chief Financial Officer effective November 18, 2024. Per his employment agreement, his base salary of $325,000 per annum was reduced by 50% during an initial period that ended February 1, 2025.

Narrative Disclosure to Summary Compensation Table

Base Salaries and Compensation

Our Named Executive Officers receive an annual base salary or annual rate of compensation to compensate them for services rendered. The base salary or annual rate of compensation payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. For the year ended December 31, 2024: (i) Dr. Javitt was compensated through an annual consulting agreement that was set at $575,000; (ii) Mr. Willard’s annual base salary was set at $500,000; (iii) Mr. Duffy was compensated through a consulting agreement at a rate of $360,000 per annum; and (iv) Mr. Narido’s compensation for 2024 was via a consulting agreement with LifeSci Advisors, LLC.

Cash Bonus Compensation

Pursuant to certain employment and other contractual agreements, (i) Dr. Javitt is eligible for an annual performance-based bonus with a minimum target of $250,000; and, (ii) Mr. Willard was eligible to receive a discretionary annual performance-based cash bonus with a target equal to 50% of base salary.

Equity Compensation

We typically grant stock options pursuant to the NRx Pharmaceuticals, Inc. 2021 Omnibus Incentive Plan (the “Omnibus Plan”) as the long-term incentive component of our compensation program. Stock options allow employees, including our Named Executive Officers, to purchase shares of Common Stock at a price equal to the fair market value of Common Stock on the date of grant. Our stock options have vesting schedules that are designed to encourage continued employment and typically vest in substantially equal installments on each of the first three anniversaries of the applicable vesting commencement date, subject to the recipient’s continued service through each applicable vesting date. From time to time, our Board may also construct alternate vesting schedules as it determines appropriate to motivate particular employees, as further described below.

Option Awards

During 2024, the Company did not issue any options to purchase shares of Common Stock or any other equity awards under the Omnibus Plan.

Executive Officer Employment Arrangements

Willard Employment Agreement

In connection with his commencement of employment with us in July 2022, we entered into an employment agreement with Mr. Willard (the “Willard Employment Agreement”) pursuant to which he serves as our Chief Executive Officer and as a director on our Board. The Willard Employment Agreement provides for an initial two-year term and extends automatically for additional one-year periods unless either party provides notice of termination. The Willard Employment Agreement provides for an annual base salary of $500,000, a performance-based bonus with a minimum target of 50% of base salary, and an inducement grant of 100,000 shares of restricted stock that vests over a three-year period.

The Willard Employment Agreement included (i) a confidentiality covenant that applies during the term of employment and for three years following termination, (ii) assignment of intellectual property, (iii) a non-competition covenant that applies during the term of employment and for 12 months following termination, and (iv) non-solicitation of employees and customers covenants that apply during the term of employment and for 12 months following termination.

Mr. Willard resigned from the Company effective October 7, 2024.

Javitt Employment Agreement and Javitt Consulting Agreement

In connection with his commencement of employment with us in May 2015, we entered into an employment agreement with Dr. Javitt (the “Javitt Employment Agreement”) pursuant to which he served as our Chief Executive Officer and President. The Javitt Employment Agreement provided for an initial five-year term and extended automatically for additional one-year periods unless either party provided notice of termination. The Javitt Employment Agreement provided for a base salary of $275,000, subject to periodic increase by the Board. The Javitt Employment Agreement was terminated on March 8, 2022 when Dr. Javitt retired and became a consultant to the Company. Upon entering into the Javitt Consulting Agreement (as defined below), Dr. Javitt waived his rights to the bonus, severance and certain other provisions under the Javitt Employment Agreement.

Pursuant to a consulting agreement between the Company and Dr. Javitt, dated as of March 8, 2022 (the “Javitt Consulting Agreement”), Dr. Javitt committed to provide consulting services to the Company as its Director and Chief Scientist. The 2022 Javitt Consulting Agreement provided for an annual consulting fee of $1,000,000, to compensate Dr. Javitt for approximately $400,000 in bonus payments that would otherwise have been granted under his prior employment agreement.

The Javitt Consulting Agreement was amended on March 29, 2023 (the “Javitt Consulting Agreement Amendment”) to renew the agreement in annual increments, commencing on March 8, 2024, unless either party provides notice of termination. The Javitt Consulting Agreement Amendment provides for: (i) an annual consulting fee of $575,000, payable in monthly installments; (ii) eligibility for an annual performance-based bonus with a minimum target of $250,000; and (iii) subject to Board approval, a grant of 50,000 shares of restricted stock that will vest (x) 50% on the date upon which the Food and Drug Administration files the Company’s new drug application for the Antidepressant Drug Regimen (as defined therein) and (y) 50% on the date upon which the Food and Drug Administration has both approved the Company’s Antidepressant Drug Regimen and listed the Company’s Antidepressant Drug Regiment in the Food and Drug Administration’s “Orange Book.”

Dr. Javitt was appointed Interim Chief Executive Officer on October 7, 2024 upon the resignation of Mr. Willard.

Duffy Consulting Agreement

Pursuant to a consulting agreement between the Company and Mr. Duffy, dated September 1, 2023 (the “Duffy Consulting Agreement”), Mr. Duffy committed to provide consulting services to the Company as its Chief Business Officer. The Duffy Consulting Agreement provided for a monthly consulting fee of $30,000 per month following a six month interim period at a rate of $15,000 per month. The Duffy Consulting Agreement also provided for (i) payment of necessary and reasonable expenses, and (ii) an initial grant of 20,000 incentive stock options with a three year vesting schedule, which were cancelled prior to vesting. Mr. Duffy was subsequently named Co-Chief Executive Officer of Hope Therapeutics, Inc. (“Hope”), which was incorporated as a wholly-owned subsidiary of the Company in February 2024. Mr. Duffy did not receive any additional compensation in connection with his role at Hope.

Abrams Employment Agreement

Pursuant to the terms of an employment agreement entered into on November 18, 2024 (the “Employment Agreement”), Mr. Abrams will serve as Chief Financial Officer of the Company for a one-year term, which term shall be automatically extended thereafter for successive one-year terms, until terminated in accordance with the terms of the Employment Agreement. The Employment Agreement provides that Mr. Abrams will receive an annual base salary (“Base Salary”) in the amount of $325,000, subject to an initial period rate of 50% of the Base Salary until the earlier of (i) a Qualified Financing, as defined in the Employment Agreement; or (ii) February 1, 2025, which date may be extended by mutual agreement of Mr. Abrams and the Company.

The Employment Agreement further provides for (i) a grant, pursuant to the terms of the Company’s 2021 Omnibus Incentive Plan (the “Plan”), of 50,000 stock options at an exercise price equal to the closing price of the Company’s common stock on the date announcing the closing of the aforementioned Qualified Financing (the “Options”) at such time as of the aforementioned Qualified Financing occurs, which Options shall vest over a three-year period; (ii) an annual bonus in the amount of up to 40% of the Base Salary amount, to be determined at the discretion of executive management and subject to approval by the Compensation Committee of the Board of Directors of the Company; (iii) reimbursement of reasonable business expenses; and (iv) eligibility to participate in customary benefits offered to other executives of the Company. The Employment Agreement also contains certain non-competition, non-solicitation and confidentiality provisions.

Narido Consulting Agreement

In connection with Mr. Narido’s commencement of employment with us in September 2023, we entered into a consulting agreement (the “LifeSci Agreement”) with LS Associates, a division of LifeSci Advisors, LLC (“LifeSci”), pursuant to which LifeSci will provide certain consulting services to the Company, including but not limited to, arranging for the provision of the Company’s the Interim Chief Financial Officer. In connection with the LifeSci Agreement, on September 13, 2023, the Company appointed Richard Narido, 46, to serve as Interim Chief Financial Officer of the Company. As Interim Chief Financial Officer, Mr. Narido will serve as the Company’s principal financial officer and principal accounting officer. The LifeSci Agreement has a term of two years commencing from the date of the LifeSci Agreement. Pursuant to the LifeSci Agreement, the Company may not knowingly solicit work of any kind (including but not limited to paid and unpaid advice, information, or content), or propose or agree to any kind of consulting, advisory, directorship, or employment arrangement, with any professional that LifeSci first introduces to the Company for a period of one year from the Company’s most recent engagement with or including the professional, without paying a placement fee equal to 15% of such professional’s starting annual base salary and target annual bonus, whether discretionary or quarantined. The LifeSci Agreement also contains certain noncompetition, non-solicitation and confidentiality provisions customary to such agreements.

Mr. Narido ceased to be the Interim Chief Financial Officer of the Company in connection with the appointment of Mr. Abrams as Chief Financial Officer on November 18, 2024.

Outstanding Equity Awards at 2024 Fiscal Year End

There were no shares of Common Stock underlying outstanding equity incentive plan awards for any Named Executive Officer as of December 31, 2024.

Health, Welfare and Retirement Plans

We do not maintain a 401(k) defined contribution plan or any other employee benefit plans or programs.

Clawback

Our Board adopted the NRx Pharmaceuticals, Inc. Compensation Recovery Policy (the “Clawback Policy”), on November 20, 2023. The Clawback Policy is designed to comply with Rule 10D-1 of the Exchange Act and Nasdaq Listing Rule 5608, which provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The Clawback Policy applies to our current and former executive officers. Compensation that is granted, earned or vested based wholly or in part upon attainment of a Financial Reporting Measure (as defined in the Clawback Policy) is subject to recoupment. A copy of the Clawback policy is filed as Exhibit 97.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 29, 2024.

Potential Payments upon Termination or Change in Control

Javitt Consulting Agreement

The Company may terminate the Javitt Consulting Agreement without prior notice immediately upon a termination for Cause. Dr. Javitt may terminate the Javitt Consulting Agreement upon 30 days’ notice at any time and for any reason. Upon termination of Javitt Consulting Agreement, the Company will pay Dr. Javitt any consulting fees and expenses that have been accrued but not yet paid. “Cause” is defined in the Javitt Consulting Agreement as: (i) Dr. Javitt’s gross negligence or willful misconduct, or willful and continued failure to substantially perform his duties (other than due to physical or mental illness or incapacity), which, in either case, causes material injury to the reputation or business of the Company; (ii) Dr. Javitt’s conviction of, or plea of guilty or nolo contendere to, a felony or other crime; (iii) Dr. Javitt’s fraud or embezzlement or other material misuse of funds or property belonging to the Company; or (iv) any material breach by Dr. Javitt under the Javitt Consulting Agreement subject to a 10 day notice and cure period (if reasonably capable of cure).

Abrams Employment Agreement

In the event Mr. Abrams’ employment is terminated by either party for any reason, Mr. Abrams will be entitled to: (i) any earned but unpaid Base Salary earned during his employment and applicable to all pay periods prior to the termination date; (ii) any unreimbursed business expenses properly incurred; and (iii) any employee benefits to which Mr. Abrams may be entitled under the Company’s employee benefit plans or programs which Mr. Abrams participates as of the date of termination of Mr. Abrams’ employment. If Mr. Abrams’ employment is terminated other than for Cause within three months of employment, subject to certain conditions set forth in the Employment Agreement (including the execution and non-revocation of a general release of claims), the Company shall provide Mr. Abrams with severance pay equal to the Base Salary for a period of 60 days from the date of termination. If Mr. Abrams’ employment is terminated other than for Cause after three months of employment, subject to certain conditions set forth in the Employment Agreement (including the execution and non-revocation of a general release of claims), the Company shall provide Mr. Abrams with (i) severance pay equal to the sum of the Base Salary at the rate in effect on the date of termination from the date of termination through three months if in the first 90 days of employment, plus one month every two months of further employment, up to a total of 6 months; and (ii) the immediate vesting of all unvested equity compensation.

Equity Incentive Awards

Pursuant to the Omnibus Plan, in the event of a Change in Control (as defined in the Omnibus Plan): (i) if the acquirer or successor company in such Change in Control has agreed to provide for the substitution, assumption, exchange or other continuation of the stock options, then, if the Named Executive Officer’s employment with or service to the Company is terminated by the Company without Cause (as defined in the Omnibus Plan) (and other than due to death or disability) on or within 24 months following a Change in Control, then all of the Named Executive Officer’s options will become immediately exercisable; (ii) if the acquirer or successor company in such Change in Control has not agreed to provide for the substitution, assumption, exchange or other continuation of the options, all options held by the Named Executive Officer will become immediately exercisable; and (iii) the Committee (as defined in the Omnibus Plan) may cancel any outstanding options in exchange for cash, securities or other property equal to the value of such canceled options.

Willard Restricted Stock Award

Unless otherwise agreed, if Mr. Willard’s employment with the Company is terminated without Cause (other than for death or disability) or Mr. Willard resigns for Good Reason (each as defined in Mr. Willard’s employment agreement, and such termination, a “Qualifying Termination”), Mr. Willard will vest in a pro rata portion of the restricted stock. In the event of a Qualifying Termination on or within 12 months following a Change in Control (as defined in the Omnibus Plan), all of the shares of restricted stock will vest. In connection with Mr. Willard’s termination, all unvested shares of restricted stock were forfeited.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to our equity compensation plans in effect as of December 31, 2024.

Plan Type	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	121,833	(2)(3)	$22.36	380,182
Equity compensation plans not approved by security holders	-		-	-

(1)	Includes awards granted pursuant to the Omnibus Plan.

(2)

As of December 31, 2024, there were 380,182 shares of Common Stock authorized for issuance pursuant to awards under the Omnibus Plan. Pursuant to the terms of the Omnibus Plan, the number of shares available for issuance thereunder will automatically increase each fiscal year beginning with the year ended December 31, 2022 and ending with fiscal year 2031 by the lesser of (a) 1% of the total number of shares outstanding on the last day of the immediately preceding fiscal year on a fully diluted basis assuming that all shares available for issuance under the Omnibus Plan are issued and outstanding, or (b) such number of shares determined by the Board.

(3)

Excludes rights outstanding under the 2016 Omnibus Incentive Plan. As of December 31, 2024, there were 70,168 securities to be issued upon exercise of outstanding options, warrants and rights pursuant to our 2016 Omnibus Incentive Plan, with a weighted-average exercise price of $31.22 per share, which were assumed by Big Rock Partners Acquisition Corporation and converted into an option to acquire an adjusted number of shares of Common Stock at an adjusted exercise price per share in connection with the May 2021 merger. No further grants or awards will be made under the 2016 Omnibus Incentive Plan.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non-Public Information

Option grants to employees, executive officers and non-employee directors are made by the Compensation Committee under the Omnibus Plan from time to time, as determined by the Committee. The Compensation Committee does take material non-public information into account when determining the timing and terms of stock awards, in that if the Company determines that it is in possession of material non-public information on an anticipated grant date, the Compensation Committee expects to defer the grant until a date on which the Company is not in possession of material non-public information. The Company does not time the release of material non-public information based on equity award grant dates or for the purpose of affecting the value of executive compensation. For all stock option awards, the exercise price is the closing price of our common stock on Nasdaq on the last trading day preceding the grant date.

It has been the practice of our compensation committee over the previous years to review our results following the end of a fiscal year, review our financial plan and strategy for the current fiscal year, and, based on those reviews, grant refresh equity awards that could include stock options to our Named Executive Officers. Additionally, our compensation committee approves the granting of equity awards in connection with the commencement of employment or promotion of our Named Executive Officers, and from time to time as determined appropriate by our compensation committee. At times but infrequently, our compensation committee’s standard grant practices may result in a grant of stock options that coincide with a period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

PAY VERSUS PERFORMANCE DISCLOSURE

The following section has been prepared in accordance with pay versus performance rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). Under these rules, the SEC has developed a definition of pay, referred to as Compensation Actually Paid (“CAP”). We are required to calculate CAP for our Named Executive Officers and then compare it with certain Company performance measures. Stockholders should refer to our compensation philosophy discussion and analysis in this Proxy Statement for a complete description of how executive compensation relates to Company performance measures and how the Compensation Committee makes it decisions related thereto. The Compensation Committee did not consider this SEC-required pay versus performance analysis and disclosure below in making its pay decisions for any of the years shown.

Pay Versus Performance Table

The following table shows the past three fiscal years’ total compensation for our Named Executive Officers as set forth in the Summary Compensation Table (“SCT”), the CAP to our Named Executive Officers (as determined pursuant to SEC rules), our total stockholder return (“TSR”), and our net loss. We are a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act, and have elected to provide in this Proxy Statement certain scaled disclosures permitted under the Exchange Act for smaller reporting companies.

SEC rules require certain adjustments be made to the SCT totals to determine CAP as reported in the pay versus performance table. CAP does not necessarily represent cash and/or equity value transferred to the applicable Named Executive Officer without restriction, but rather is a valuation calculated under applicable SEC rules. The methodology for calculating CAP as required by Item 402(v) of Regulation S-K takes into account, among others, changes in share price and its impact on the fair value of equity awards.

Year	SCT Total for PEO 1(1)	SCT Total for PEO 2(2)	CAP to PEO 1(3)	CAP to PEO 2(3)	CAP to PEO 3(3)	Average SCT Total for Non-PEO NEOs(4)	Average CAP to Non-PEO NEOs(5)	Value of initial fixed $100 investment based on TSR(6)	Net Income (Loss) ($000)

2024	$789,583	$-	$789,583	$-	$393,750	$1,221,596	$1,221,596	$46.03	$(25,126)
2023	$500,000	$-	$(150,000)	$-	$-	$857,770	$900,770	$18.85	$(30,150)
2022	$799,871	$651,226	$1,343,871	$525,226	$873,696	$622,128	$486,159	$19.59	$(39,754)

(1)

Represents to total compensation reported for Stephen Willard and Jonathan Javitt, respectively. Mr. Willard served as our Chief Executive Officer between July 11, 2022 and October 7, 2024. Dr. Javitt served as our Interim Chief Executive Officer between October 7, 2024 and December 31, 2024.

(2)

Represents to total compensation reported for Robert Besthof. Mr. Besthof served as our Interim Chief Executive Officer from March 8, 2022 until July 11, 2022. Prior to such date, Mr. Besthof served as Head of Operations and Chief Commercial Officer. Following Mr. Willard’s appointment as Chief Executive Officer on July 12, 2022, Mr. Besthof resumed his role as Head of Operations and Chief Commercial Officer. Mr. Besthof resigned as Head of Operations and Chief Commercial Officer on February 16, 2023, effective as of April 30, 2023.

(3)

The dollar amounts reported represent the amount of CAP as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for each PEO during the applicable year, but also include the year-end value of equity awards granted during the reported year. See Table below for further information.

(4)

The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our PEOs (“NON-PEO NEOs”). For fiscal year 2024, our NON-PEO NEOS were Jonathan Javitt, Stephen H. Willard, Richard Narido, Michael Abrams, and Matthew Duffy . For fiscal year 2023, our NON-PEO NEOS was Richard Narido. For fiscal year 2022, our NON-PEO NEOS were Seth Van Voorhees, Riccardo Panicucci, Ira Strassberg, and Alessandra Daigneault. For fiscal year 2021, our NON-PEO NEO was Ms. Daigneault.

(5)

The dollar amounts reported represent the average amount of CAP, as computed in accordance with SEC rules, for our NEOs, other than our PEOs. The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our PEOs, in the SCT for fiscal years 2024, 2023, and 2022, but also include the year-end value of equity awards granted during the reported year. See Table below for further information.

(6)

Assumes an investment of $100 for the period starting on December 31, 2021 through the end of the listed fiscal year. The closing prices of the Company’s common stock as reported on Nasdaq, as applicable, on the following trading days were: (i) $4.78 on December 31, 2021; (iii) $1.11 on December 30, 2022; (iii) $4.60 on December 31, 2023 and (iv) $2.20 on December 31, 2024.

The table below summarizes the adjustments to the total amount reported in the SCT for PEO 1 in calculating CAP:

Year	SCT Total for PEO 1	Reported Value of Equity Awards for PEO 1(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	CAP to PEO 1
2024	$789,583	-	$-	$-	$-	$-	$789,583
2023	$500,000	-	$-	$(433,329)	$-	$(216,671)	$(150,000)

(1)	Represents the grant date fair value of the equity awards to PEO 1, as reported in the SCT.

The table below summarizes the adjustments to the total amount reported in the SCT for PEO 2 in calculating CAP:

Year	SCT Total for PEO 2	Reported Value of Equity Awards for PEO 2(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	CAP to PEO 2
2024	-	-	-	-	-	-	-
2023	-	-	-	-	-	-	-
2022	$651,226	$(195,000)	$69,000	-	-	-	$525,226

(1)	Represents the grant date fair value of the equity awards to PEO 2, as reported in the SCT.

The table below summarizes the adjustments to the average of the total amount reported in the SCT for our NEOs other than our PEOs in calculating CAP:

Year	Average SCT Total for Non-PEO NEOs	Average Reported Value of Equity Awards for Non-PEO NEOs(1)	Average Fair Value as of Year End for Unvested Awards Granted During the Year	Average Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Average Fair Value of Awards Granted and Vested During the Year	Average Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Average CAP to Non- PEO NEOs
2024	$1,221,596	-	-	-	-	-	$1,221,596
2023	$857,770	-	$43,000	-	-	-	$900,770
2022	$622,128	$(283,938)	$147,969	-	-	-	$486,159

(1)	Represents the grant date fair value of the equity awards to our NEOs other than our PEOs, as reported in the SCT.

Analysis of the Information Presented in the Pay versus Performance Table

Compensation Actually Paid and Net Income (Loss)

The following chart sets forth the relationship between CAP to our PEO, the average CAP to our Non-PEO Named Executive Officers, and our net Income (loss) during the two most recently completed fiscal years.

PEO

From 2023 to 2024, compensation actually paid to the PEO increased by $0.29 million or 58%. Over the same period, the Company’s Total Stockholder Loss decreased by 17%. Key factors that drove the increase in pay during this period was the change of the Chief Executive Officer.

Other NEOs

From 2023 to 2024, compensation paid to the other NEOs increased by $0.8 million or 171%. Over the same period, the Company’s Total Stockholder Loss decreased by 17%. Key factors that drove the increase in pay during this period were the addition of new officers in fiscal year 2024.

Compensation Actually Paid and Net Income

Our Company has not historically looked to net income as a performance measure for our executive compensation program. In fiscal 2024, our net loss decreased $5.0 million, or 17%, as compared to fiscal 2023, and the compensation actually paid for our PEO and non-PEO NEOs also increased between 2024 and 2024 through a combination of time in the role due to changing of personnel.

Compensation Actually Paid and Cumulative TSR

Historically we have not used financial performance measures such as TSR to align with compensation actually paid to our NEO’s. In 2022, as described in more detail above, part of the compensation our NEOs are eligible to receive consists of annual performance-based cash bonuses and equity awards that are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals. In 2023, our non-PEO NEOs consisted only of our Chief Financial Officer where payments included cash and option awards. In 2024, our non-PEO NEOs consisted of our Chief Financial Officers and Chief Business Officer where payments included cash and option awards.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

DIRECTOR COMPENSATION

Pursuant to our director compensation program, each member serving on our Board for the year ended December 31, 2024 was eligible to compensation for his or her service as follows:

●	Independent Board member: $60,000 annual retainer plus an annual equity grant.

●	Chairman of the Board: $25,000 annual retainer.

●	Board Committee Chair: $15,000 annual retainer.

Summary Director Compensation Table

The following table shows for the year ended December 31, 2024, certain information with respect to the compensation paid to and/or accrued for our non-employee directors. As Named Executive Officers for the year ended December 31, 2024, Mr. Willard’s and Dr. Javitt’s compensation is shown in the Summary Compensation Table. Mr. Willard and Dr. Javitt did not receive any additional compensation for their service on the Board.

Name	Fees Earned or Paid in Cash ($)	Option Awards($)(1)	Total ($)
Patrick J. Flynn	90,000	—	90,000
Chaim Hurwitz	70,000	—	70,000
Dennis McBride(2)	38,462	—	38,462
Janet Rehnquist(3)	70,000	—	70,000

(1)

Amounts reflect the full grant date fair value of stock options awarded under our Omnibus Plan during 2024, computed in accordance with the requirements of FASB ASC 718. As of December 31, 2024, (i) Messrs. Flynn and Hurwitz each held options to purchase up to 16,650 shares of Common Stock; (ii) Dr. McBride held options to purchase up to 6,320 shares of Common Stock, and (ii) Ms. Rehnquist did not own any options to purchase shares of Common Stock.

(2)	Dr. McBride joined the Board in June 2024.

(3)	Ms. Rehnquist served as a member of the Board until her resignation in January 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock, as of the Record Date by:

●	each person who is the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

●	each of our Named Executive Officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Accordingly, we have included all shares of Common Stock issuable to such person upon the exercise of warrants or options currently exercisable or exercisable within 60 days of the date hereof. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock and preferred stock.

Except as indicated in the footnotes to the table, each of the stockholders listed below has sole voting and investment power with respect to the shares of Common Stock owned by such stockholders. Unless otherwise noted, the address of each beneficial owner is c/o NRx Pharmaceuticals, Inc., 1201 Orange Street, Suite 600 Wilmington, Delaware 19801.

The beneficial ownership of our Common Stock is based on 31,872,340 shares of Common Stock issued and outstanding as of February 12, 2026.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Named Executive Officers
Michael Abrams(1)	16,667	*
Matthew Duffy(2)	10,000	*
Patrick J. Flynn(3)	166,024	*
Chaim Hurvitz(4)	246,463	*
Jonathan Javitt(5)	1,558,301	4.9%
Dennis McBride, Ph.D.(6)	18,253	*
Michael Taylor(7)	8,333	*
Joseph Casper(11)	—	*
All Executive Officers and Directors as a Group (7 persons)	2,024,041	6.4%

5%+ Stockholders
Anson Funds Management LP(8)	1,604,975	5.0%
B Group Capital LLC(9)	3,000,000	9.4%
Glytech, LLC(10)	963,480	3.0%

* Indicates less than 1%

(1)	Includes vested options to purchase up to 16,667 shares of Common Stock. Excludes options to purchase up to 33,333 shares of Common Stock subject to unsatisfied time-based vesting conditions.

(2)	Includes options to purchase up to 10,000 shares of Common Stock, which are vested.

(3)

Consists of (i) 36,234 shares of Common Stock held by Nash-Flynn Investments, LLC, (ii) 8,042 shares of Common Stock held by the Whitney Pritchard Nash Flynn 2010 Trust and the Lindsay Pritchard Nash Flynn 2010 Trust, (iii) 88,256 shares of Common Stock issuable upon exercise of fully vested warrants held by the Whitney Pritchard Nash Flynn 2010 Trust and the Lindsay Pritchard Nash Flynn 2010 Trust, (iv) 175 shares of Common Stock held by Patrick J. Flynn, and (v) options to purchase up to 33,317 shares of Common Stock, which are vested. Excludes options to purchase up to 33,333 shares of Common Stock subject to unsatisfied time-based vesting conditions. Patrick J. Flynn is the owner of Nash-Flynn Investments, LLC and trustee of the Whitney Pritchard Nash Flynn 2010 Trust and the Lindsay Pritchard Nash Flynn 2010 Trust.

(4)

Consists of (i) 143,635 shares of Common Stock held by Shirat HaChaim Ltd., (ii) 20,845 shares of Common Stock held by CH Health-Private Venture Capital Ltd, (iii) 57,000 shares of Common Stock held by Chaim Hurvitz individually, and (iv) options to purchase up to 24,983 shares of Common Stock, which are fully vested. Excludes options to purchase up to 16,667 shares of Common Stock subject to unsatisfied time-based vesting conditions. Chaim Hurwitz is the owner of Shirat HaChaim Ltd. and CH Health-Private Venture Capital Ltd.

(5)

Consists of (i) 1,260,000 shares of Common Stock held by the Jonathan Javitt Living Trust, (ii) 142,000 shares of Common Stock held by The Javitt 2012 Irrevocable Dynasty Trust (the “Javitt Dynasty Trust”), (iii) 84,634 shares of Common Stock held by Jonathan Javitt individually, (iv) 30,000 shares of Common Stock held by the Jonathan Javitt Donor Advised Fund, and (v) options to purchase up to 41,667 shares of Common Stock, which are fully vested. Excludes options to purchase up to 83,333 shares of Common Stock subject to unsatisfied time-based vesting conditions. Jonathan Javitt, M.D., M.P.H. is the trustee of the Jonathan Javitt Living Trust and the primary advisor of the Jonathan Javitt Donor Advised Fund. Dr. Javitt is not a trustee or beneficiary of the Javitt Dynasty Trust, and no beneficiary of the Javitt Dynasty Trust resides in Dr. Javitt’s household. Dr. Javitt disclaims beneficial ownership of the securities held by the Javitt Dynasty Trust.

(6)

Consists of options to purchase options to purchase up to 18,253 shares of Common Stock, which are fully vested. Excludes options to purchase up to 13,067 shares of Common Stock subject to unsatisfied time-based vesting conditions.

(7)

Includes options to purchase up to 8,333 shares of Common Stock, which are vested. Excludes options to purchase up to 16,667 shares of Common Stock subject to unsatisfied time-based vesting conditions.

(8)

Based on the Schedule 13G filed jointly by Anson Funds Management LP, Anson Management GP LLC, Tony Moore, the principal of Anson Funds Management LP and Anson Management GP LLC, Anson Advisors Inc., Amin Nathoo, a director of Anson Advisors Inc., and Moez Kassam, a director of Anson Advisors Inc., with the SEC on August 14, 2025, the holdings consist of an aggregate of 1,604,975 shares of Common Stock held by Anson Funds Management LP. Ownership relates to a private fund to which Anson Funds Management LP and Anson Advisors Inc. serve as co-investment advisors (the “Fund”). Anson Funds Management LP and Anson Advisors Inc. serve as co-investment advisors to the Fund and may direct the vote and disposition of the shares of Common Stock held by the Fund. As the general partner of Anson Funds Management LP, Anson Management GP LLC may direct the vote and disposition of the shares of Common Stock held by the Fund. As the principal of Anson Fund Management LP and Anson Management GP LLC, Mr. Moore may direct the vote and disposition of the shares of Common Stock held by the Fund. As directors of Anson Advisors Inc., Mr. Nathoo and Mr. Kassam may each direct the vote and disposition of the shares of Common Stock held by the Fund. The business address of each of Anson Funds Management LP, Anson Management GP LLC, Tony Moore, Anson Advisors Inc., Amin Nathoo, and Moez Kassam is c/o Anon Funds Management LP, 16000 Dallas Parkway, Suite 800, Dallas, Texas 75248. Excludes 5,577,229 warrants subject to 4.99% blocker provision that precludes exercise.

(9)

Based on the Schedule 13G filed jointly by The B Group, Inc., B Group Capital LLC and Branden B. Muhl with the SEC on August 21, 2025, the holdings consist of an aggregate of 3,000,000 shares of Common Stock held by B Group Capital LLC. The B Group, Inc. serves as investment adviser to B Group Capital LLC. Mr. Muhl is the controlling person and manager of The B Group, Inc. and B Group Capital LLC, respectively. In such capacities, The B Group, Inc. and Mr. Muhl may each be deemed to beneficially own the shares of Common Stock held by B Group Capital LLC. The principal business address of The B Group, Inc. is 2900 McKinnon Street, Suite 1101, Dallas, Texas 75201. The principal business address of each of B Group Capital LLC and Mr. Muhl is c/o The B Group, Inc., 2900 McKinnon Street, Suite 1101, Dallas, Texas 75201.

(10)

Based on the Schedule 13D filed by Daniel Javitt with the SEC on September 13, 2022, the holdings consist of an aggregate of 987,291 shares of Common Stock held by Glytech, LLC, as amended by the Form 4 filed by Daniel Javitt on December 1, 2022 to reflect a revised aggregate of 963,480 shares of Common Stock held by Glytech, LLC. Glytech, LLC is owned by Daniel Javitt, who is the inventor of the patents that underline NRX-101 and the brother of Jonathan Javitt, M.D., M.P.H., the Chairman and Interim Chief Executive Officer of the Company. The principal business address of each of Daniel Javitt and Glytech, LLC is c/o Glytech, LLC, 800 Park Avenue, Suite 1803, Fort Lee, NJ 07024.

(11)	Excludes options to purchase up to 100,000 shares of Common Stock subject to unsatisfied time-based vesting conditions.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes some of the terms of our Charter and Bylaws and of the DGCL. This description is summarized from, and qualified in its entirety by reference to, our Charter and Bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.

Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of the Record Date, there were 31,872,340 shares of Common Stock outstanding. No shares of preferred stock have been issued or are outstanding. Unless our Board determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of Common Stock do not have cumulative voting rights in the election of directors.

In the event of our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any future holders of preferred stock having liquidation preferences, if any, the holders of Common Stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of Common Stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights, powers, preferences and privileges of holders of the Common Stock are subject to those of the holders of any shares of preferred stock that the Board may authorize and issue in the future.

Preferred Stock

Under the terms of the Charter, our Board is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the rights, powers, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Common Stock. No shares of preferred stock have been issued.

Dividends

Declaration and payment of any dividend is subject to the discretion of our Board. The time and amount of dividends is dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations our Board may regard as relevant.

We currently intend to retain all available funds and any future earnings to fund the development and growth of our business, and therefore do not anticipate declaring or paying any cash dividends on Common Stock in the foreseeable future.

Anti-Takeover Provisions

The Charter and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids.

These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Shares

The authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Classified Board of Directors

Our Charter provides that our Board is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of our Board will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board.

Stockholder Action; Special Meetings of Stockholders

Our Charter provides that, unless Jonathan Javitt and Daniel Javitt own at least a majority of the shares of the Common Stock, stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of capital stock would not be able to amend the Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Bylaws. Further, our Charter provides that only the chairperson of our Board, a majority of our Board, our Chief Executive Officer or our President may call special meetings of stockholders, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

In addition, our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting or special meeting of stockholders. Generally, in order for any matter to be “properly brought” before a meeting, the matter must be (a) specified in a notice of meeting given by or at the direction of our Board, (b) if not specified in a notice of meeting, otherwise brought before the meeting by our Board or the chairperson of the meeting, or (c) otherwise properly brought before the meeting by a stockholder present in person who (i) was a stockholder both at the time of giving the notice and at the time of the meeting, (ii) is entitled to vote at the meeting, and (iii) has complied with the advance notice procedures specified in our Bylaws or properly made such proposal in accordance with Rule 14a-8 under the Exchange Act and the rules and regulations thereunder, which proposal has been included in the proxy statement for the annual meeting. Further, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (a) provide Timely Notice in writing and in proper form to the secretary and (b) provide any updates or supplements to such notice at the times and in the forms required by our Bylaws. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”).

Stockholders at an annual meeting or special meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of the outstanding voting securities until the next stockholder meeting.

Amendment of Charter or Bylaws

Our Bylaws may be amended or repealed by a majority vote of our Board or by the holders of at least sixty-six and two-thirds percent (66⅔%) of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class. The affirmative vote of a majority of our Board and at least sixty-six and two-thirds percent (66⅔%) in voting power of the outstanding shares entitled to vote would be required to amend certain provisions of our Charter.

Limitations on Liability and Indemnification of Officers and Directors

Our Charter and Bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. We have entered into indemnification agreements with each of our directors and officers. In some cases, the provisions of those indemnification agreements may be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our Charter and Bylaws include provisions that eliminate the personal liability of directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director. These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of our company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the our shares at the time of the transaction to which the action relates.

Forum Selection

Our Charter and Bylaws provide that unless we consent in writing to the selection of an alternative forum, the (a) Chancery Court of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action brought by a stockholder on our behalf, (ii) any action, suit or proceeding asserting a claim of breach of fiduciary duty owed by any of our directors, officers, stockholders to us or to our stockholders, (iii) any action, suit or proceeding asserting a claim arising pursuant to the DGCL, the Charter or the Bylaws, or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine; and (b) subject to the foregoing, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, such forum selection provisions shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in the Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

Additionally, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As noted above, the Charter and the Bylaws will provide that the federal district courts of the United States of America shall have jurisdiction over any action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company, One State Street Plaza, New York, New York 10004.

Trading Symbol and Market

Our Common Stock is listed on Nasdaq under the symbol “NRXP” and certain of our warrants are listed on Nasdaq under the symbol “NRXPW”.

REPORT OF THE AUDIT COMMITTEE

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing by NRx Pharmaceuticals, Inc. under the Securities Act or the Exchange Act.

The Audit Committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.

In fulfilling its oversight responsibilities, the audit committee:

●	reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2024 with management and Salberg;

●	discussed with Salberg the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

●	received the written disclosures and the letter from Salberg required by the applicable requirements of the PCAOB; and

●	discussed the independence of Salberg with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements and related notes thereto be included in our 2024 Annual Report for filing with the SEC.

Submitted by the Audit Committee of our Board:

Patrick J. Flynn
Chaim Hurvitz
Michael Taylor

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2024 to which we have been a party in which the amount involved exceeded or will exceed $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than transactions that are described under the “Executive Compensation” section of this Proxy Statement. We also describe below certain other transactions with our directors, executive officers and stockholders.

Procedures with Respect to Review and Approval of Related Person Transactions

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception of such conflicts of interest). We have adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held Common Stock that is listed on Nasdaq. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If the legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our general counsel will be required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. The Audit Committee will be required to review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the our code of business conduct and ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then, upon such recognition, the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then-current related person transactions. No director will be permitted to participate in approval of a related person transaction for which he or she is a related person.

Support Services

We license patents owned by Glytech, LLC, which is solely owned by Daniel C. Javitt, the brother of Jonathan Javitt, the Chairman and Chief Scientist of the Company. For the years ended December 31, 2024 and 2023, we paid Glytech, LLC $0.3 million and $0.3 million, respectively, for continuing research and development, technology support services and reimbursed expenses. These support services are ongoing.

In addition, we pay Zachary Javitt, the son Jonathan Javitt, on an hourly basis for services related to website, information technology and marketing support under the supervision of the Company’s chief executive officer who is responsible for assuring that the services are provided on financial terms that are at market. For the years ended December 31, 2024 and 2023, we paid Zachary Javitt a total of $0.1 million and $0.1 million, respectively.

STOCKHOLDER PROPOSALS

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2026 annual meeting of stockholders must be received by us not less than 120 days prior to the one-year anniversary of the date of this Proxy Statement for inclusion in next year’s proxy statement and proxy card. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: NRx Pharmaceuticals, Inc., 1201 Orange Street, Suite 600 Wilmington, DE 19801, Attention: Secretary.

Stockholder proposals to be presented at our Annual Meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2025 annual meeting of stockholders, must be presented and received in accordance with the provisions of our Bylaws. Our Bylaws state that the stockholder must provide timely written notice of any nomination or proposal and supporting documentation. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive office not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the preceding year, a stockholder’s notice must be delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by us; provided, further, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, a stockholder’s notice must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by us.

The stockholder must update and supplement its notice to us of his or her intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement should be mailed at least 5 days after the record date and no later than 8 business days prior to the date of the meeting to: NRx Pharmaceuticals, Inc., 1201 Orange Street, Suite 600 Wilmington, Delaware 19801, Attention: Secretary.

For the 2026 annual meeting of stockholders, we will be required pursuant to Rule 14a-19 under the Exchange Act to include on our proxy card all nominees for director for whom we have received notice under the rule, which must be received no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting. Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our Bylaws described above.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail through our regular employees, we may request banks, brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of our company registered in the names of a nominee and, if so, we will reimburse such banks, brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, e-mail, or other form of electronic communication following the original solicitation. We have engaged Continental to host the virtual meeting and to manage the production and distribution of this Proxy Statement. We expect to pay Continental approximately $20,000 for their services.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules concerning the delivery of annual disclosure documents allow us or stockholders’ brokers to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or stockholders’ brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by stockholders in the same household and helps to reduce our expenses. This rule applies to our notices, annual reports, proxy statements and information statements.

As such, owners of common stock in street name may receive a notice from their broker or bank stating that only one annual report or proxy statement will be delivered to multiple security holders sharing an address. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, the Company will promptly deliver a separate copy to any stockholder upon written or oral request to our investor relations department at NRx Pharmaceuticals, Inc., 1201 Orange Street, Suite 600 Wilmington, Delaware 19801 or by telephone at (484) 254-6134.

OTHER MATTERS

At the date of this Proxy Statement, we know of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in our interest and the stockholders.

The Board invites you to attend the Annual Meeting virtually. Whether or not you expect to attend the Annual Meeting virtually, please submit your vote by Internet, telephone or e-mail as promptly as possible so that your shares will be represented at the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, PLEASE READ THIS PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR MAIL AS PROMPTLY AS POSSIBLE. VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.